UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	46-3999052
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

17912 Cowan

Irvine, California 92614

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	Each class is to be registered
Common Stock, par value $.0001	OTC Marketplace

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.

This registration statement relates to the common stock, par value $0.0001 per share (the “Common Stock”), of NuGene International, Inc. (“Registrant”). The description under the heading “Description of Securities” relating to the Registrant’s Common Stock in the Registrant’s Current Report filed on Form 8-K (File No.  333-192997) (the “Current Report”), originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on January 06, 2015, is incorporated herein by reference. In addition, any description of the Common Stock contained in a form of prospectus relating to a registration statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.     Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the OTC Marketplace and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2016	NUGENE INTERNATIONAL, INC.

	By:	/s/ Steven R. Carlson
STEVEN R. CARLSON,
Chief Executive Officer